UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

NORTH BAY RESOURCES INC.
(Name of Registrant As Specified In Its Charter)

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NORTH BAY RESOURCES INC.
2120 Bethel Road
Lansdale, PA 19446

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our stockholders:

NOTICE IS HEREBY GIVEN that the board of directors of North Bay Resources Inc., a Delaware corporation (which we refer to in this Notice as the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding voting shares of our common stock, par value $0.001 per share have executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment to our Certificate of Incorporation to increase the authorized shares of our common stock from 250,000,000 to 500,000,000.

The accompanying information statement (the “Information Statement”) is being furnished to our stockholders of record as of March 25, 2014 (the “Record Date”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.  Under the Delaware General Corporation Law and our by-laws, stockholder action may be taken by written consent without a meeting of stockholders.  The affirmative vote of at least a majority of the outstanding voting shares of common stock is necessary to approve the increase in the authorized share count.

Your consent is not required and is not being solicited.  The accompanying Information Statement will serve as notice pursuant to the Exchange Act and Section 228(e) of the Delaware General Corporation Law of the approval of the amendment to the Certificate of Incorporation by less than the unanimous written consent of our stockholders.

By Order of the Board,

/s/: Perry Leopold
Lansdale, PA	Perry Leopold
May 5, 2014	Chairman of the Board

NORTH BAY RESOURCES INC.
2120 Bethel Road
Lansdale, PA 19446

INFORMATION STATEMENT
Pursuant to Section 14(c) of the Securities Exchange Act of 1934

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

North Bay Resources Inc., a Delaware corporation (which we refer to in this Information Statement as the “Company,” “we,” “us” or “our”), is sending you this Information Statement for the purpose of informing you, as one of our stockholders of record as of March 25, 2014 (the “Record Date”), in the manner required under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, that our board of directors (the “Board”) has previously approved, and the holders of a majority of the outstanding voting shares of our common stock, par value $0.001 per share (the “common stock”), as permitted by our by-laws and Section 228 of the Delaware General Corporation Law, have previously executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment (the “Amendment”) to our Certificate of Incorporation to increase the authorized number of Common to 500,000,000 shares.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock, par value $0.001 per share from 250,000,000 to 500,000,000.

How many shares of voting stock were outstanding on March 25, 2014?

On March 25, 2014, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 152,531,443 shares of common stock outstanding, 4,000,000 shares of Series A Preferred stock outstanding, and 100 shares of Series I Preferred stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 80.19% of the voting power of our common stockholders.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 TO 500,000,000

Our board of directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our certificate of incorporation to increase our authorized shares of common stock from 250,000,000 to 500,000,000. The increase in our authorized shares of common stock will become effective upon the filing of the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. We will file the amendment to our certificate of incorporation to effect the increase in our authorized shares of common stock (the “Amendment”) approximately (but not less than) 20 days after this definitive information statement is mailed to stockholders.

The form of Amendment to be filed with the Secretary of State of the State of Delaware is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our certificate of incorporation currently authorizes us to issue a maximum of 250,000,000 shares of common stock, par value $0.001 per share.  As of the date of this information statement, we have 162,827,996 shares of common stock issued and outstanding.

The board of directors (the “Board”) believes that the increase in our authorized common stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized common stock

The additional shares of common stock will have the same rights as the presently authorized shares of common stock, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

The board of directors expects to issue some or all of the additional shares of common stock authorized by the Amendment, as needed, for existing obligations as disclosed in the Company’s annual and quarterly reports, and our registration statements on Form S-1. It is also possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: conversion of debt to equity, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

On October 7, 2009, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Tangiers Investors, LP (“Tangiers”) through which the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $10,000,000. To date, we have drawn $2,041,800 from this facility and issued an aggregate of 45,094,833 shares, leaving $7,958,200 remaining to be drawn if the entire $10,000,000 available to us is to be received.  We filed a Registration Statement on Form S-1 on March 18, 2014 to register another 29,463,118 shares for issuance under this facility.  Tangiers may ultimately purchase all, some or none of the 29,463,118 shares of common stock not yet issued but registered in such offering. However, we have the right to control the timing and amount of any sales of our shares to Tangiers and we may terminate the Securities Purchase Agreement at any time at our discretion without any penalty or cost to us.  As we may continue to draw down on this facility, we may need to issue a greater number of shares of common stock under the Securities Purchase Agreement, which in turn would expose our existing stockholders to greater dilution.

We could also use the additional shares of common stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

It is possible that we may have to again increase our Authorized share limit in the future if the current amount is deemed insufficient  To illustrate the potential dilution if we are to receive the entire $7,958,200 remaining to be drawn if the entire $10,000,000 available to us from Tangiers is to be received, the following table shows the number of shares that will have to be issued at our current share price, assuming an average maximum discount of 18% if we are to draw the maximum available on each draw, and the number of shares that will need to then be issued if our share price decreases by as much as 75%.

	Current share price	25% decrease in share price	50% decrease in share price	75% decrease in share price

Share price	$0.0225	$0.016875	$0.01125	$0.005625
Issuance share price at maximum average 18% discount	$0.01845	$0.0138375	$0.009225	$0.0046125
Maximum draw remaining	$7,958,200	$7,958,200	$7,958,200	$7,958,200
Potential share issuance	431,338,753	575,118,338	862,677,507	1,725,355,014
Percentage increase from current outstanding shares	265%	353%	530%	1060%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 5, 2014 with respect to the beneficial ownership of 162,827,996 outstanding shares of the Company’s common stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company’s officers and directors; and (iii) the Company's officers and directors as a group.  A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.

Title Of Class	Name And Address Of Beneficial Owner (1)	Amount And Nature Of Beneficial Ownership (2)	Approximate Ownership Percent of Class (%)**		Total Voting Percent of Class (%)**

Common	Perry Leopold(4)(5)	40,044,362	24.59%		80.00%	(5)
Common	Fred Michini	1,439,890	0.88%		0.18%
Common	Tangiers Investors, LP(3)	24,566,538	9.99%		3.22%
Common	Ruby Development Company(6)	28,000,000	17.20%		3.44%
Common	Typenex Co-Investment, LLC(7)	14,893,422	9.15%		1.83%
Common	All executive officers and directors as a group (2 persons)	41,484,252	25.48%		80.18%
Series A Preferred	Perry Leopold(4)	4,000,000	100%		100%
Series I Preferred	Perry Leopold(5)	100	100%	(5)	100%	(5)

** The percentages listed for each shareholder assume the exercise or exchange by that shareholder only, of his or its entire convertible or exchangeable security (including options or warrants), as the case may be, and thus include the shares underlying said convertible or exchangeable security (including options or warrants).  However, the percentages do not assume the exercise of all convertible or exchangeable securities (including options or warrants) by all the shareholders holding such securities.

(1)	Except as noted above, the address for the above identified officers and directors of the Company is c/o North Bay Resources Inc., 2120 Bethel Road, Lansdale, PA 19446.
(2)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of May 5, 2014 are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 162,827,996 shares of common stock outstanding as of the date of this information statement and shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of the date of this information statement, as described above. The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

(3)
The number of shares, the percentage of ownership and voting percentage listed in the table above represents the maximum amount of shares that Tangiers can beneficially control under a contractually stipulated 9.99% ownership restriction as of the date of this report. Tangiers is the investor under the Securities Purchase Agreement, and owns 5,714,440 shares of common stock as of the date of this report.  All investment decisions of, and control of, Tangiers are held by Robert Papiri and Michael Sobeck, its managing partners. Tangiers Capital, LLC makes the investment decisions on behalf of and controls Tangiers. As of the date of this report, Tangiers holds an aggregate of 5,550,000 warrants, as follows:  (a) 2.5 million 5 year warrants convertible to common stock and exercisable at $0.05 pursuant to a $50,000 Convertible Promissory Note Agreement dated September 27, 2010, (b) 250,000 5 year warrants convertible to common stock and exercisable at $0.115 pursuant to a $50,000 Convertible Promissory Note Agreement dated December 29, 2011, (c) 500,000 5 year warrants convertible to common stock and exercisable at $0.13 pursuant to two $50,000 Convertible Promissory Note Agreements dated February 2, 2012, (d) 500,000 5 year warrants convertible to common stock and exercisable at $0.09 pursuant to two $37,500 Convertible Promissory Note Agreements dated March 15, 2012, (e) 150,000 5 year warrants convertible to common stock and exercisable at $0.07 pursuant to a $50,000 Convertible Promissory Note Agreement dated May 16, 2012, (f) 150,000 5 year warrants convertible to common stock and exercisable at $0.06 pursuant to a $25,000 Convertible Promissory Note Agreement dated May 30, 2012, and (g) 750,000 5 year warrants convertible to common stock and exercisable at $0.14 and 750,000 5 year warrants convertible to common stock and exercisable at $0.07 pursuant to a $100,000 Convertible Promissory Note Agreement dated June 19, 2012. As of the date of this report, Tangiers also holds the following promissory notes which are eligible to be converted into an aggregate of 13,302,098 shares of common stock: (a) one $25,000 convertible promissory note with an interest rate of 9.9 per year, convertible into common stock at a price of $0.08 per share (with an outstanding balance of $29,970 as of the date of this report), (b) two $50,000 convertible promissory notes with an interest rate of 9.9 per year, convertible into common stock at a price of $0.08 per share (with an aggregate outstanding balance of $118,932 as of the date of this report), (c) two $37,500 convertible promissory notes with an interest rate of 9.9% per year, convertible into common stock at a price of $0.09 per share (with an aggregate outstanding balance of $88,345 as of the date of this report, (d) one $50,000 convertible promissory note with an interest rate of 9.9% per year, convertible into common stock at a price of $0.06 per share (with an outstanding balance of $58,818 as of the date of this report), (e) one $25,000 convertible promissory note convertible into common stock at a price of $0.06 per share (with an outstanding balance of $28,314 as of the date of this report), (f) one $100,000 convertible promissory note with an interest rate of 7% per year, convertible as amended into common stock at a price of $0.02 per share (with an outstanding balance of $110,740 as of the date of this report), and (g) one $750,000 convertible promissory note with an interest rate of 7% per annum, convertible as amended into common stock at a price of $0.02 per share (with an outstanding balance of $419,674  as of the date of this report). All of the warrants and promissory notes held by Tangiers contain a blocker provision under which Tangiers can only exercise its warrants or convert its promissory notes to a point where it would own a maximum of 9.99% of the total shares outstanding.

(4)
Mr. Leopold, the Company’s CEO and Chairman owns 4,000,000 shares of the Company’s Series A Preferred Stock. Each outstanding share of the Series A Preferred Stock has 10 votes per share, and may be converted to shares of common at a ratio of 5 to 1, which would thus convert to 20,000,000 shares of common stock. The Series A Preferred Stock was issued in August 2009.

(5)
Mr. Leopold owns 100 shares of the Company’s Series I Preferred Stock. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock. These shares are not convertible into common stock or any commodities. The Series I Preferred Stock was issued in February 2007. These shares were issued our Chief Executive Officer, Mr. Perry Leopold, in February 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of common stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% that is allocated to the outstanding shares of Series I Preferred Stock. The Series I preferred shares supersede any other shares that Mr. Leopold may own so that any additional securities that Mr. Leopold may own do not increase his 80% voting rights, and are therefore included within the 80%.

(6)
The four (4) principals of Ruby Development Company (“RDC”), the estate of R.E. Frederking Trustee, W. R. Frederking, G. W. Frederking, and R. L. Frederking., each own 2.5 million shares of common stock.  Ruby Development Company is also entitled to 10 million warrants, immediately exercisable, and giving them the option to purchase up to 10 million shares of common stock at $0.02 per share until December 30, 2018, 2 million warrants convertible to common stock and exercisable at $0.10 per share until December 30, 2018, 2 million warrants convertible to common stock and exercisable at $0.09 per share until December 30, 2018, and 4 million warrants convertible to common stock and exercisable at $0.04 per share until December 30, 2018. The warrants may be exercised, in whole or in part, any time, and from time to time, at RDC's discretion. The number of shares, the percentage of ownership and voting percentage listed in the table above include the shares underlying the aforementioned warrants held by the shareholder.

(7)
Typenex Co-Investment, LLC ("Typenex") has the right to convert a Secured Convertible Promissory Note dated October 1, 2013, into shares of our common stock. As of the date of this prospectus, the number of shares of common stock beneficially owned by Typenex was 14,893,422 shares, which assumes full conversion of the Secured Convertible Promissory Note under the terms of the Promissory Note currently in effect. The 14,893,443 shares represent 9.15% of the 162,827,996 shares outstanding as of the date of this report. All investment decisions of, and control of, Typenex are held by John M. Fife, in his position as Manager of Typenex.

Voting Power of Principal Stockholders and Officers

The following table sets forth information as of May 5, 2014 and the date of this report, with respect to the beneficial ownership of our Officers and Directors and their associated voting power of the common stock holders:

	common stock	Percent	Series I Preferred	Percent	Total
Name	Number of Shares	of Class	Number of Shares	of Class	Voting Power
Perry Leopold, CEO	40,044,362(1)	24.59%	100	100.00%	80.00(2)%
Fred Michini, Director	1,439,890	0.88%	-	0%	0.18%
Totals	41,484,252	25.48%	100	100.00%	80.18%

(1)
Includes 20,044,362 shares of common stock and 4,000,000 shares of the Company’s Series A Preferred Stock owned by Mr. Leopold, the Company’s CEO and Chairman. Each outstanding share of the Series A Preferred Stock has 10 votes per share, and may be converted to shares of common at a ratio of 5 to 1, which would thus convert to 20,000,000 shares of common stock. The Series A Preferred Stock was issued in August 2009.

(2)
Mr. Leopold owns 100 shares of the Company’s Series I Preferred Stock. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock. These shares are not convertible into common stock or any commodities. The Series I Preferred Stock was issued in February 2007.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock, $0.001 par value per share. We are authorized to issue 10,000,000 shares of preferred stock.  As of December 31, 2013, and the date of this report, there were 4,000,100 shares of preferred stock outstanding.  Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.  In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in our business.  The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

On February 7, 2008, we declared a reverse stock split at a ratio of 1 for 10.

Preferred Stock

We have 10,000,000 authorized shares of preferred stock with a par value of $0.001 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine.  As of December 31, 2013, and the date of this report, 4,000,100 shares of our preferred stock are outstanding.

Our preferred stock is divided among the following:

4,000,000 Series A Preferred Shares.  Each outstanding share of the Series A Preferred Stock has 10 votes per share, and may be converted to shares of common at a ratio of 5 to 1. 4,000,000 shares of the Series A Preferred Stock were issued in August 2009 to Mr. Leopold, the Company’s CEO and Chairman.

0 Series G Preferred Shares. Each outstanding share of the Series G Preferred Stock has no votes per share, and may be converted to 1/100 of an ounce of gold two years following the date of issuance subject to the availability of gold from the Company’s inventory, or shares of common at a ratio of 20 to 1. 100,000 shares of the Series G Preferred Stock were issued in August 2009 to Mr. Leopold, the Company’s CEO and Chairman.  These shares were returned and cancelled in July 2012, and the Series G Preferred Class was subsequently eliminated.

100 Series I Preferred Shares. Each outstanding share of the Series I Preferred Stock represents its proportionate share of eighty per cent (80%) of all votes entitled to be voted and which is allocated to the outstanding shares of Series I Preferred Stock. These shares are not convertible into common stock or any commodities. The Series I Preferred Stock was issued to our Chief Executive Officer, Mr. Perry Leopold, on February 12, 2007 as an anti-takeover measure to insure that Mr. Leopold maintains control of the Company during periods when the Company’s stock may be severely undervalued and subject to hostile takeover in the open market.  As specified in the Certificate of Designation filed by the Company with the Delaware Secretary of State in February 2007, ”the outstanding shares of Series I Preferred Stock shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series I Preferred Stock outstanding and as long as at least one of such shares of Series I Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders.  Each outstanding share of the Series I Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series I Preferred Stock.

Financial Information

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal years ended December 31, 2013 and December 31, 2012;

(2)	Quarterly Report on Form 10-Q for the three months ended September 30, 2013;

(3)	Quarterly Report on Form 10-Q for the three months ended June 30, 2013; and

(4)	Quarterly Report on Form 10-Q for the three months ended March 31, 2013

DISSENTER’S RIGHTS

Under the Delaware General Corporate Law, holders of shares of common stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

EXPENSE OF INFORMATION STATEMENT

The expenses of this Information Statement will be borne by us, including expenses in connection with the preparation and availability of this Information Statement and all related materials.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our common stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by writing us at:  2120 Bethel Road, Lansdale, PA 19446, Attn: Corporate Secretary.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 2120 Bethel Road, Lansdale, PA 19446, Attn: Corporate Secretary, or call the Company at (215) 661-1100 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board,

/s/: Perry Leopold
Lansdale, PA	Perry Leopold
May 5, 2014	Chairman of the Board

Appendix A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NORTH BAY RESOURCES INC.

Pursuant to Section 242 and 245 of the General Corporation Law of the state of Delaware.  The current name of the corporation is North Bay Resources Inc., incorporated in the State of Delaware on June 18, 2004 under the name Ultimate Jukebox, Inc.

FIRST

The name of the Corporation is North Bay Resources Inc.

SECOND

The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address are as follows: The Company Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

THIRD

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

FOURTH

Capitalization

The aggregate number of shares that the Corporation shall have authority to issue is Five Hundred and Ten Million (510,000,000) shares of capital stock, of which Five Hundred Million (500,000,000) shares are common stock, $0.001 par value per share (the “common stock”) and Ten Million (10,000,000) are Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

The following is a statement of the designations and the powers, preferences and rights, and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of each class:

1.           Except as any provision of law, any provision herein or elsewhere in the Certificate of Incorporation may otherwise provide, each share of common stock of the Corporation shall have the same rights, privileges, interest and attributes, and shall be subject to the same limitations, as every other share of the Corporation and shall entitle the holder of record of any such issued and outstanding share to receive an equal proportion of any cash dividends which may be declared, set apart or paid, an equal proportion of any distributions of the authorized but unissued shares of the Corporation and/or its treasury shares, if any, which may be made, an equal proportion of the distribution of any bonds or property of the Corporation, including the shares or bonds of other corporations, which may be made, and an equal proportion of any distributions of the net assets of the Corporation (whether stated capital or surplus) which may be made upon the liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary; provided, that any distributions of the authorized but unissued shares of the Corporation and/or its treasury shares, if any, shall be made only in respect of shares of the same class, and, provided further, that no statement herein contained shall be deemed to limit, curtail, or divest the authority of the Board of Directors of the Corporation to make any proper distributions, including distributions of authorized but unissued shares, in relation to its treasury shares, if any. Each issued and outstanding share of common stock shall entitle the holder of record thereof to one vote per share.

2.           Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, relative rights and limitations as may be fixed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided herein or by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided for in the resolutions creating such series or required by applicable law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

FIFTH

The name and address of the incorporator is as follows:  Brandon Laramore, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

SIXTH

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and its directors and stockholders:

(1)
The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws.  Election of directors need not be by ballot unless the by-laws so provide.

(2)	The Board of Directors shall have power without the assent or vote of the Stockholders:

(a)
To make, alter, amend, change, add to or repeal the By-Laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b)
To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(3)
The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract of act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4)
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, the provisions of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-laws had not been made.

SEVENTH

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for damages for any breach of duty in his/her capacity as a director, provided that such provision shall not eliminate or limit the liability of a director:

(i)	for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)	under Section 174 of the DGCL; or

(iv)	for any transaction from which the director derived an improper personal benefit.

EIGHTH

The Corporation shall, to the fullest extent permitted by the DGCL (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under the DGCL.  The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any By-law of the Corporation, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise.

NINTH

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, we, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the DGCL, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true under penalty of perjury, and accordingly have hereunto set our hand this 5th day of May, 2014.

North Bay Resources Inc.

By:	/s/ Perry Leopold
Perry Leopold
President